SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2003

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 7.  Financial Statements and Exhibits

          (a) Financial Statements of business acquired

               None

          (b) Pro forma financial information

               None

          (c) Exhibits

               99.1 Press  Release  dated  February 4, 2003,  relating to fourth quarter 2002 and full year 2002 results, including first quarter 2003 and full year 2003 financial projections.

               99.2 Press Release dated February 4, 2003, relating to completion of the acquisition of substantially all of the assets and operations of Genuity, Inc.

Item 9.  Regulation FD Disclosure

     On February 4, 2003, Level 3 Communications, Inc. ("Level 3") issued a press release relating to, among other things, fourth quarter 2002 and full year 2002 financial results. This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished pursuant to Regulation FD.

     In addition, on February 4, 2003, Level 3 issued a press release relating to the completion of the acquisition of substantially all of the assets and operations of Genuity, Inc. This press release is filed as Exhibit 99.2 to this Current Report and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished pursuant to Regulation FD.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Level 3 Communications, Inc.



February 4, 2003                     By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President